UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 17, 2017

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, Halliburton Company announced that Chairman and Chief Executive Officer David J. Lesar will become Executive Chairman effective June 1, 2017.  Also effective June 1, 2017, Director and President Jeffrey A. Miller will become President and Chief Executive Officer of Halliburton Company.

Mr. Miller, age 53, has served as a member of Halliburton's Board of Directors and as President of Halliburton Company, since August 2014; Executive Vice President and Chief Operating Officer of Halliburton Company, September 2012 to July 2014; and Senior Vice President, Global Business Development and Marketing of Halliburton Company, January 2011 to August 2012.

In connection with his appointment as Executive Chairman, Halliburton entered into an Executive Agreement with Mr. Lesar effective June 1, 2017, that replaces his existing employment agreement and provides for his continued employment until December 31, 2018.  Pursuant to the Executive Agreement, Mr. Lesar will receive an annual base salary of $1 million and a restricted stock unit grant valued at $15 million ("Lesar equity grant"), and will be entitled to participate in the company's 2018 performance pay and performance unit incentive plans and to receive in December 2017, grants of restricted stock and stock options under the Halliburton Company Stock and Incentive Plan.  The Executive Agreement also restricts Mr. Lesar from competing with the company or soliciting company personnel for a period of four years after termination of employment.  If Mr. Lesar's employment is terminated by Mr. Lesar for good reason or by death, disability, retirement, or early retirement or his employment is terminated by the company for any reason other than cause or Mr. Lesar's substantial participation in a breach of fiduciary duty arising from a material violation of a U.S. federal or state law or failure to supervise an employee who substantially participated in such a violation ("significant violation"), all restrictions on restricted stock and units, other than the Lesar equity grant, will lapse.  In addition, provided that Mr. Lesar remains employed by Halliburton through December 31, 2018 or his employment is earlier terminated for any of the above reasons other than early retirement, he will also receive (a) a lump sum cash payment of $2 million, and (b) one-half of the value of the Lesar equity grant in the form of Halliburton common stock.  The remaining one-half of the Lesar equity grant will be valued on the termination date and paid in four equal annual installments beginning on the first anniversary of his termination, provided that he remains in compliance with his continuing obligations under the Executive Agreement.

Halliburton also entered into an Executive Agreement with James S. Brown, President – Western Hemisphere, effective June 1, 2017, that replaces his existing employment agreement and provides for his continued employment until December 31, 2019.  Pursuant to the Executive Agreement, Mr. Brown will continue to receive his current annual base salary, a restricted stock unit grant valued at $5 million ("Brown equity grant"), and will be eligible to participate in the company's performance pay and performance unit incentive plans and to receive grants of restricted stock and stock options under the Halliburton Company Stock and Incentive Plan.  The Executive Agreement also restricts Mr. Brown from competing with the company or soliciting company personnel for a period of three years after termination of employment.  If Mr. Brown's employment is terminated by Mr. Brown for good reason or by death, disability, retirement, or early retirement or his employment is terminated by the company for any reason other than cause or a significant violation, all restrictions on restricted stock and units, other than the Brown equity grant, will lapse.  In addition, provided that Mr. Brown remains employed by Halliburton through December 31, 2019 or his employment is earlier terminated for any of the above reasons other than early retirement, he will also receive one-half of the value of the Brown equity grant in the form of Halliburton common stock.  The remaining one-half of the Brown equity grant will be valued on the termination date and paid in three equal annual installments beginning on the first anniversary of his termination, provided that he remains in compliance with his continuing obligations under the Executive Agreement.  In addition, in the case of a termination by Mr. Brown for good reason or termination by the company for any reason other than cause or a significant violation, Mr. Brown will receive a lump sum cash payment equal to two years of his base salary then in effect.

As part of the leadership transition, Joe D. Rainey, President – Eastern Hemisphere, and Robb L. Voyles, Executive Vice President, Interim Chief Financial Officer, Secretary and General Counsel were each granted restricted stock with a grant date value of $2.5 million which each vest 100% five years from the date of grant.

The descriptions of Messrs. Lesar's and Brown's Executive Agreements are qualified in their entirety by the provisions of the agreements, which are incorporated by reference to Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 17, 2017, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2017;
(3)	Advisory approval of executive compensation;
(4)	An advisory vote on the frequency of future advisory votes on executive compensation; and
(5)	A proposal to amend and restate the Halliburton Company Stock and Incentive Plan.

A majority of the votes cast on the frequency of future advisory votes on executive compensation proposal were in favor of holding an advisory vote on executive compensation every year.  Our Board of Directors decided that Halliburton will continue to include an advisory vote on executive compensation every year in its future proxy materials.

The voting results for each matter are set out below.

1.	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	Abdulaziz F. Al Khayyal	645,187,186	2,882,627	1,344,035	93,811,316
	William E. Albrecht	636,373,005	11,663,494	1,377,349	93,811,316
	Alan M. Bennett	640,204,208	7,868,813	1,340,827	93,811,316
	James R. Boyd	618,939,406	29,082,097	1,392,345	93,811,316
	Milton Carroll	575,447,416	72,618,366	1,348,066	93,811,316
	Nance K. Dicciani	642,356,002	5,718,128	1,339,718	93,811,316
	Murry S. Gerber	627,812,194	20,239,239	1,362,415	93,811,316
	José C. Grubisich	645,884,311	2,187,893	1,341,644	93,811,316
	David J. Lesar	625,359,812	21,723,993	2,330,043	93,811,316
	Robert A. Malone	627,705,276	20,384,460	1,324,112	93,811,316
	J. Landis Martin	625,052,444	19,660,893	4,700,511	93,811,316
	Jeffrey A. Miller	640,570,497	7,510,211	1,333,140	93,811,316
	Debra L. Reed	555,550,317	92,561,688	1,301,843	93,811,316

2.	Ratification of the selection of auditors:
	For	730,351,068
	Against	10,994,511
	Abstain	1,879,585
	Broker Non-Votes	0

3.	Advisory approval of executive compensation:
	For	430,100,129
	Against	217,356,634
	Abstain	1,957,085
	Broker Non-Votes	93,811,316

4.	Proposal for advisory vote on the frequency of future advisory votes on executive compensation:
	I Year	596,635,420
	2 Years	1,062,114
	3 Years	50,163,334
	Abstain	1,552,980
	Broker Non-Votes	93,811,316

5.	Proposal to amend and restate the Halliburton Company Stock and Incentive Plan:
	For	606,129,264
	Against	41,413,115
	Abstain	1,871,469
	Broker Non-Votes	93,811,316

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

10.1          Executive Agreement (David J. Lesar)

10.2          Executive Agreement (James S. Brown)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 23, 2017	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary

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